                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 17, 1999, with respect to the statements of net assets and store level earnings of Lucky Stores included in the Registration Statement (Form S-4) and related Prospectus of Stater Bros. Holdings Inc., for the registration of $450,000,000 of 10 3/4% senior notes due 2006.

                                          /s/ Ernst & Young LLP

Salt Lake City, Utah
August 18, 1999